UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         ______________________________

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) August 18, 2004


                                     0-13063
                            (Commission File Number)


                         ______________________________


                          SCIENTIFIC GAMES CORPORATION
             (Exact name of registrant as specified in its charter)


           Delaware                                           81-0422894
   (State of Incorporation)                                  (IRS Employer
                                                         Identification Number)


                 750 Lexington Avenue, New York, New York 10022
              (Address of registrant's principal executive office)


                                 (212) 754-2233
                         (Registrant's telephone number)


                         ______________________________

ITEM 5.  Other Events and Required FD Disclosure.

      The Board of Directors of Scientific Games Corporation (the "Company") has set the date of this year's Annual Meeting of Stockholders for Tuesday, September 28, 2004. The Company's Proxy Statement for last year's Annual Meeting indicated that requests for the inclusion in the Company's 2004 Proxy Statement of stockholder proposals intended to be presented at the 2004 Annual Meeting should have been received by January 23, 2004, based on the mailing date of the proxy materials for last year's Annual Meeting. The Company will now consider for inclusion in its 2004 Proxy Statement proposals that are received by August 25, 2004. Any such proposal must be submitted in writing to the Company's principal executive offices, 750 Lexington Avenue, 25th Floor, New York, New York 10022, Attention: Secretary. Stockholders must also comply with such rules as may be prescribed from time to time by the Securities and Exchange Commission regarding proposals of security holders. Moreover, under Securities and Exchange Commission rules, the Company's proxies will have discretionary voting authority with respect to any such proposal unless, among other things, that proposal is submitted a reasonable time prior to the mailing of the Company's Proxy Statement for the 2004 Annual Meeting; that mailing is presently anticipated to occur on or about September 2, 2004.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                SCIENTIFIC GAMES CORPORATION


                                By: /s/ Martin E. Schloss
                                   -------------------------------------
                                   Name:  Martin E. Schloss
                                   Title: Vice President, General Counsel
                                          and Secretary

Date:  August 18, 2004